                                  SCHEDULE 14C
                                 (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]  Preliminary Information Statement          [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement

                          CONSULIER ENGINEERING, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     [X]  No Fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           Consulier Engineering, Inc.
                            169 Tequesta Drive #31-E
                             Tequesta, Florida 33469



TO THE SHAREHOLDERS OF CONSULIER ENGINEERING, INC.:

Notice is hereby given that the Company has increased its authorized capital from 5,000,000 common shares to 25,000,000 common shares by amending its Articles of Incorporation. The Company's Board of Directors and holders of approximately 83 percent of the Company's outstanding common shares authorized such action by written consent on March 9, 1998. Articles of Amendment were filed at the Florida State Department on March 24, 1998.

On April 15, 1998 the Company shall effectuate a two-for-one split of its outstanding common shares in order to maintain its qualification for trading on the NASDAQ SmallCap Market.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              Ralph D. Butler, Secretary

April 6, 1998



WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
SEND US A PROXY.  THIS IS AN INFORMATION STATEMENT.  WE ARE NOT
SEEKING YOUR CONSENT.

                              INFORMATION STATEMENT

                                       OF

                           CONSULIER ENGINEERING, INC.

                            169 TEQUESTA DRIVE #31-E
                               TEQUESTA, FL 33469

                                  INTRODUCTION

This Information Statement is being furnished to the shareholders of Consulier Engineering, Inc. (the "Company") in connection with action taken by the Company to increase its authorized capital stock from 5,000,000 common shares to 25,000,000 common shares in order to facilitate a two-for-one split of the Company's outstanding common shares on April 15, 1998. No consent or proxy is being solicited by the Board of Directors.

The Company's Board of Directors approved the aforementioned charter amendment and stock split on March 9, 1998.

This Information Statement is being mailed on or about April 6, 1998 to the holders of record of the Company's common stock on March 31, 1998. As of the mailing date, 2,438,459 shares of the Company's common stock are outstanding and entitled to vote.

For a charter amendment to be approved, a majority of the outstanding common shares of the Company must be voted in favor of the proposal. Each common share has one vote. The holders of 2,043,530 shares, more than the minimum number of common shares required to approve the proposal, executed a written consent on March 9, 1998 evidencing their votes in favor of the proposal to increase the Company's authorized capital stock; accordingly, recipients of this Information Statement ARE NOT BEING ASKED TO VOTE. The charter amendment became effective on or about March 24, 1998 following filing of Articles of Amendment with the Florida State Department.

                                   BACKGROUND

On February 26, 1998 the Company was notified by The NASDAQ Stock Market, Inc. ("NASDAQ") that the Company's securities would be delisted from the NASDAQ SmallCap Market for failure to maintain 500,000 shares in the "public float". The public float is def-


                       ==================================


            The date of this Information Statement is April 6, 1998.

ined as shares that are not held directly or indirectly by an officer or director of the issuer or by any other person who beneficially owns more than 10 percent of the total shares outstanding. The Company has 394,429 shares in the public float.

To remedy the deficiency, the Company decided to double the number of shares outstanding, which would double the number of shares in the public float, bringing the Company into compliance with the NASDAQ maintenance standard. Doubling the number of shares outstanding is accomplished by effecting a two-for-one stock split. However, the Company did not have sufficient authorized capital for a stock split. Accordingly, by written consent in lieu of a meeting, all of the directors agreed on March 9, 1998 to amend the Company's Articles of Incorporation to increase the Company's authorized capital stock from 5,000,000 common shares to 25,000,000 common shares. The Company's direc-tors beneficially own more than 80 percent of the outstanding common shares of the Company; thus the requisite action of the board of directors and shareholders was simultaneously taken. The directors also approved the stock split, which is not a matter requiring shareholder vote.

On March 24, 1998 the Company filed Articles of Amendment at the Florida State Department increasing the Company's authorized capital.

On March 24, 1998 the Company's officers filed an Issuer 10b-17 Report at NASDAQ disclosing the terms of the stock split, which is scheduled for April 15, 1998. On such date the Company shall file a Form 8-K Current Report and a Form 10-C with the Securities and Exchange Commission and NASDAQ disclosing the terms of the stock split and that the number of outstanding shares has doubled.

                              EFFECT OF STOCK SPLIT
                              ---------------------

The stock split shall have the effect of doubling the number of common shares outstanding from 2,438,459 to 4,876,918 and doubling the number of shares in the public float from 394,429 to 788,858. Doubling the number of shares in the public float shall bring the Company into compliance with NAQDAQ listing maintenance standards and thereby allow for the Company's common shares to continue to be traded in the NASDAQ SmallCap Market.

                         SECURITIES OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT
                        --------------------------------

The following table sets forth, as of March 31, 1998, information relating to the beneficial ownership of the Company's common shares by (i) each person known to the Company to be the beneficial owner of more than five percent, and (ii) each director of the Company. All such persons executed the aforementioned writ-ten Consent:

NAME                                SHARES                          PERCENTAGE
----                                -------                         ----------

Warren B. Mosler                    2,027,580                         83.15%
                                    ---------                       -------
Richard Hornstrom                      15,950                           .65
                                    ---------                       -------
Alan R. Simon                               0                          0.00
                                    ---------                       -------
Charles E. Spaeth                           0                          0.00
                                    ---------                       -------
Burck E. Grosse                             0                          0.00
                                    ---------                       -------
William R. Locke                            0                          0.00
                                    =========                       =======

                  TOTALS            2,043,530                         83.80%



                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           Ralph D. Butler, Secretary

















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